                             STOCKHOLDERS AGREEMENT

                 THIS AGREEMENT is made as of July 11, 1995, among Centennial Security, Inc., a Delaware corporation (the "Company"), each of the "New Investors" listed on the Schedule of Investors attached hereto, each of the "Existing Investors" listed on the Schedule of Investors attached hereto and each of the "Existing Stockholders" (including the "Executive") listed on the Schedule of Existing Stockholders attached hereto. The New Investors, the Existing Investors and the Existing Stockholders are collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in paragraph 10 hereof.

                 The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company, (iii) limiting the manner and terms by which the Stockholders' stock may be transferred, and (iv) certain related matters. The execution and delivery of this Agreement is a condition to the New Investors' and the Existing Investors' purchase of the Company's Series B Preferred Stock pursuant to the Purchase Agreement.

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                 1.       Board of Directors.

                 (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                            (i)   subject to paragraph 1(d) below, the
         authorized number of directors on the Board shall be established at 8 directors;

                           (ii) the following individuals shall be elected to the Board:

                                  (A)      1 person designated by the holders
                 of a majority of the Series B Underlying Common Stock initially issued to Chemical pursuant to the Purchase Agreement;

                                  (B)      1 person designated by the holders
                 of a majority of the Series B Underlying Common Stock initially issued to Hancock pursuant to the Purchase Agreement;

                                  (C)      2 persons designated by the holders
                 of a majority of the Series A Underlying Common Stock initially issued to the Existing Investors pursuant to the 1994 Purchase Agreement; provided that the holders of such shares may at any time, in their sole discretion, waive in writing the right to designate 2 directors, in which event they will thereafter have the right hereunder to designate only one director;

                                  (D)      the chief executive officer of the
                 Company or the chief operating officer of the Company, as determined by a majority of the other directors;

                                  (E)      1 person designated by the holders
                 of a majority of the Masada Stock;

                                  (F)      Stephen Schovee, as long as he
                 holds at least 1,000 shares of Common Stock; and

                                  (G)      an Unaffiliated Director (as
                 defined in paragraph 10 below) designated by a majority of the other directors;

                     (iii) the removal from the Board (with or without cause) of any person designated hereunder by an Electing Group (as defined in paragraph 10 below) shall only be at such Electing Group's written request or by a majority of the Board;

                      (iv) if an Electing Group fails to designate a director as provided hereunder or if Steven Schovee ceases to be a director, such director seat may be left vacant or, at the election of a majority of the Board, may be filled with an individual designated by a majority of the Board until, in the case of a vacancy of a director to be designated pursuant to any of clauses (A) through
         (C) above, such time as the applicable Electing Group designates a director for such vacancy;

                       (v) in the event that any representative designated hereunder by an Electing Group for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by such Electing Group as provided hereunder; and

                      (vi)   subject to subparagraph (c) below, the
         directors designated pursuant to clauses (A) and (B) above shall serve as the Two Vote Directors.

             (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each non-management director in connection with attending the meetings of the Board and any committee thereof.

             (c) In the event that the holders of a majority of the Series A Underlying Common Stock initially issued to the Existing Investors pursuant to the 1994 Purchase Agreement waive, pursuant to the proviso in clause (C) above, their right to designate 2 directors, the Company and the other parties hereto (and their successors and assigns) shall take all necessary actions to amend Article Eight of the Certificate of Incorporation to provide that all directors thereafter shall have only one vote each in any vote of the Board.

             (d) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the consummation of an Qualified Public Offering.

             2. Representations and Warranties. (a) Each Stockholder represents and warrants for himself or itself, severally and not jointly, that:

                      (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule of Investors or the Schedule of Existing Stockholders, as applicable, attached hereto,

                     (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and

                    (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

             (b) No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

              3. Restrictions on Transfer of Stockholder Shares.

              (a) Transfer of Stockholder Shares. Except for Permitted Transfers (as defined in paragraph 3(d) below), no holder of Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his Stockholder Shares (a "Transfer"). No Stockholder shall consummate any Transfer (other than a Permitted Transfer) until 30 days after the delivery to the

Company and the other Stockholders of such Stockholder's Offer Notice (as defined in clause (b)(i) below), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the "Election Period").

          (b)      First Offer Right.

                   (i)     At
least 30 days prior to making any Transfer of any Stockholder Shares (other than a Permitted Transfer), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company and the other Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred (the "Offered Shares"), the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known).

                   (ii) First, the Company may elect to purchase all (but not less than all) of the Offered Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Other Stockholders as soon as practicable but in any event within 10 days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Offered Shares within such ten-day period, it will so notify all Stockholders in writing, and the Other Stockholders may each elect to purchase their respective Pro Rata Share (as defined below) of the Offered Shares at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Company and the Transferring Stockholder as soon as practicable but in any event within 10 days after delivery of the Company's notice. Each of the Other Stockholders may elect to purchase more than his or its Pro Rata Share of the Offered Shares, provided that if the offer is oversubscribed, the number of shares to be purchased by each of such Other Stockholders who has elected to purchase more than his or its Pro Rata Share shall be reduced on a pro rata basis to an
amount not less than his or its Pro Rata Share of the Offered Shares.   Each
Stockholder's "Pro Rata Share" means a fraction, the numerator of which is the number of Common Stock Equivalent Shares owned by such Stockholder and the denominator of which is the total number of Common Stock Equivalent Shares owned by all Stockholders participating in the round with respect to which the determination is being made. "Common Stock Equivalent Shares" means all Underlying Common Stock then in existence and any other Common Stock then outstanding.

                  (iii) If the Company or Other Stockholders have elected to purchase all of the Offered Shares from the Transferring Stockholder, the transfer of such Offered Shares shall be consummated as soon as practicable after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. The purchase price specified in any Offer Notice shall be payable solely on the terms specified therein (it being understood that the Other Stockholders shall not be required to provide any consideration for such Offered Shares other than in the form of cash or notes).

                   (iv) If the Company and the Other Stockholders have not elected to purchase all of the Offered Shares, the Transferring Stockholder may, within 180 days after the expiration of the Election Period and subject to the provisions of subparagraph (c) below, transfer such Offered Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Stockholders in the Offer Notice. Any Offered Shares not transferred within such 180-day period shall be reoffered to the Company and the Other Stockholders under this paragraph 5(b) prior to any subsequent Transfer (other than a Permitted Transfer).

                 (c)      Participation Rights.

                          (i)  In the event that the Stockholders, in the
aggregate, do not elect to purchase all Offered Shares specified in any Offer Notice pursuant to Section 3(b) and the Transferring Stockholder agrees to Transfer such Offered Shares as described in Section 3(b)(iv), then the Transferring Stockholder will give each other Stockholder a written notice (the "Sale Notice") specifying the material terms of the proposed Transfer. The Other Stockholders may elect to participate in the proposed Transfer by delivering written notice to the Transferring Stockholder within 10 business days after delivery of the Sale Notice.

                          (ii)    If any Other Stockholders elect to
participate in such Transfer, then such Other Stockholders will each be entitled to sell in such proposed Transfer, at the same price and on the same terms as the Transferring Stockholder, up to that number of Stockholder Shares equal to their respective Pro Rata Share of the number of Stockholder Shares to be sold in such Transfer. If any Other Stockholder holds securities of more than one class or series, then, at the closing of such Transfer, such Other Stockholder shall deliver securities of the same class or series as those being transferred by the Transferring Stockholder. To the extent that such Other Stockholder does not hold sufficient shares of such class or series, then such Other Stockholder shall deliver at the closing of such Transfer other securities representing a number of Common Stock Equivalent Shares equal to the shortfall. Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee(s) if such transferee(s) will not permit participation by the Other Stockholders in accordance with this Section 3(c).

                 (d) Permitted Transfers. The restrictions set forth in this paragraph 3 shall not apply with respect to any Transfer of Stockholder Shares (a "Permitted Transfer") by any Stockholder (i) in the case of the Executive, pursuant to applicable laws of descent and distribution or among the Executive's Family Group or (ii) in the case of a New Investor, Existing Investor or an Existing Stockholder (not including the Executive), among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 3 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. A Transfer of Stockholder Shares by an SBIC Holder (as defined in the Purchase Agreement) in the event of a Regulatory Problem (as defined in the Purchase Agreement) pursuant to paragraph 7G of the Purchase Agreement shall also constitute a "Permitted Transfer." For purposes of this Agreement, "Family Group" means the

Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Executive and/or the Executive's spouse and/or descendants, and "Affiliate" of an Investor means any other Person directly or indirectly controlling, controlled by or under common control with such Investor and any partner of an Investor which is a partnership.

                 (e) Termination of Restrictions. The restrictions set forth in this paragraph 3 shall terminate upon, and shall not be applicable to a Transfer made pursuant to, the consummation of an Initial Public Offering or a Sale of the Company.

                 4. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The securities represented by this certificate are subject to a Stockholders Agreement dated as of July 11, 1995, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 10 hereof.

                 5. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or a Sale of the Company) to any Person, the transferring Stockholder shall cause the prospective transferee to agree be bound by this Agreement and to execute and deliver to the Company and the Other Stockholders (i) an executed counterpart of this Agreement and (ii) an opinion of counsel to the effect that such Transfer is exempt from registration under the Securities Act and applicable state blue sky laws.

                 6. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                 7.       Preemptive Rights.

                 (a) Except for issuances of Common Stock (1) upon the conversion of the Preferred Stock or the exercise of any Contingent Warrant (as defined in paragraph 7F(vi) of the Purchase Agreement), (2) pursuant to the Company's employee stock option plans and (3) pursuant to an Initial Public Offering, if the Company authorizes the issuance or sale of any equity securities or any securities containing options or rights to acquire any equity securities (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to the holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock and Masada (collectively, the "Preemptive Purchasers") by means of the written notice described below, 75% of the number of securities of each class and series which the Company proposes to issue or sell (the "Offer Amount"), with each Preemptive Purchaser entitled to purchase his or its Pro Rata Share of the Offer Amount. In order to exercise its purchase rights hereunder, a Preemptive Purchaser must within 20 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the securities offered to the Preemptive Purchasers are not fully subscribed by such Preemptive Purchasers, the remaining securities shall be reoffered by the Company to such Preemptive Purchasers who have purchased their full Pro Rata Share upon the terms set forth in this clause (a), except that such Preemptive Purchasers must exercise their purchase rights as provided above within five days after receipt of such reoffer.

                 (b) Each Preemptive Purchaser shall be entitled to purchase such Preemptive Purchaser's portion of the Offer Amount at the most favorable price and on the most favorable terms that such securities are to be offered to any other Person. The purchase price for all securities offered to the Preemptive Purchasers shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such Preemptive Purchasers.

                 (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such securities which the Preemptive Purchasers have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Preemptive Purchasers. Any securities offered or sold by the Company after such 90-day period must be reoffered to the Preemptive Purchasers pursuant to the terms of this paragraph.

                 8.       Call Arrangements.

                 (a) In the event that Robert J. Shiver ("Shiver") ceases to be employed by the Company, the Company shall have the right, within 60 days after such cessation of employment, to request in writing that Shiver waive his rights under Section 3C of the Purchase Agreement. If Shiver has not delivered a written waiver of such rights within 15 days after the Company's delivery of its written request, the Company shall be entitled within 90 days thereafter to deliver to Shiver written notice that it will purchase all (but not less than all) of the Stockholder Shares then held by Shiver at the Call Price (the "Call") by delivering written notice to Shiver (the "Call Notice"). This Agreement shall be deemed to constitute an offer by Shiver to the Company to purchase his Stockholder Shares upon the terms of, and subject to the conditions contained in, this paragraph 8.

                 (b) Within 15 days after the Call Price has been determined, the Company shall purchase and Shiver shall sell the Stockholder Shares as set forth in the Call Notice at a mutually agreeable time and place (the "Call Closing"). At the Call Closing, Shiver shall deliver to the Company duly executed instruments transferring title to the Stockholder Shares to the Company free and clear of all liens and encumbrances, against payment of the appropriate Call Price by cashier's or certified check payable to Shiver or by wire transfer of immediately available funds to an account designated by Shiver.

                 (c) The "Call Price" of Stockholder Shares shall mean the product of (a) the Company Valuation (as defined below) and (b) a fraction, the numerator of which shall be the number of shares of Common Stock and Underlying Common Stock held by Shiver as of the date of determination and the denominator of which shall be the total number of shares of Common Stock then outstanding on a fully-diluted basis, excluding from such denominator any warrants, convertible securities or other rights to acquire equity securities of the Company where the exercise or conversion price per share exceeds the Call Price per share.

                 (d) "Company Valuation" shall mean the fair market value of the Company's entire common equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, as jointly determined in good faith by Shiver and the Company. The "Company Valuation" shall be equal to the valuation of the Company's Common Stock made in connection with the Company's most recent equity offering consummated during the 12-month period preceding the cessation of Shiver's employment. If there has not been such a consummated equity offering in such 12-month period, then the "Company Valuation" shall be jointly determined in good faith by Shiver and the Board. If, within 15 days after commencing such determination, Shiver and the Board are unable to reach an agreement on the Company Valuation, a firm shall be selected by lot within 5 business days thereafter by Shiver and the Company from the top-tier New York-based investment banking firms, after Shiver and the Board have each eliminated one such firm. Such selected firm shall determine the Company Valuation within 30 days after such selection and shall promptly deliver written notice of the Company Valuation to Shiver and the Company after its determination. The expenses of such firm shall be borne 50% by the Company and 50% by Shiver, and the determination of such firm shall be final and binding on Shiver and the Company.

                 (e) The Company's right to exercise the Call hereunder shall terminate upon the consummation of an Initial Public Offering.

                 9. Sale of Company. If any holder or holders of 75% of the Common Stock Equivalent Shares (the "Proposing Stockholders") approve a Sale of the Company to an Independent Third Party or group of Independent Third Parties (the "Approved Sale"), the other Stockholders (the "Other Stockholders") shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the Other Stockholders shall agree to sell their Stockholder Shares on the same terms and conditions as the Proposing Stockholders. The Other Stockholders shall take all necessary and desirable actions in connection with the consummation of the Approved Sale. The Proposing Stockholders shall notify the Company and the Other

Stockholders prior to commencing any actions in connection with any Approved Sale. The provisions of this paragraph 9 shall terminate upon the consummation of an Initial Public Offering.

                 10.      Definitions.

                 "Approved Sale" has the meaning set forth in paragraph 9.

                 "Board" has the meaning set forth in the preamble.

                 "Call" has the meaning set forth in paragraph 8(a).

                 "Call Closing" has the meaning set forth in paragraph 8(b).

                 "Call Notice" has the meaning set forth in paragraph 8(a).

                 "Call Price" has the meaning set forth in paragraph 8(d).

                 "Chemical" means Chemical Venture Capital Associates, a California limited partnership.

                 "Common Stock" means the Company's Common Stock, par value $.001 per share.

                 "Common Stock Equivalent Shares" has the meaning set forth in paragraph 3(b)(ii).

                 "Company" has the meaning set forth in the preamble.

                 "Company Valuation" has the meaning set forth in paragraph
8(d).

                 "Electing Group" means each person or group of persons entitled to designate a director pursuant to paragraphs 1(a)(ii)(A) through 1(a)(ii)(E) and paragraph 1(a)(ii)(G).

                 "Election Period" has the meaning set forth in paragraph
                 3(a).

                 "Executive" has the meaning set forth in the preamble.

                 "Existing Investors" has the meaning set forth in the preamble.

                 "Existing Stockholders" has the meaning set forth in the preamble.

                 "Hancock" means Hancock Venture Partners IV--Direct Fund, L.P., a Delaware limited partnership.

                 "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

                 "Initial Public Offering" means the sale in an underwritten public offering of shares of the Company's Common Stock registered under the Securities Act on Form S-1 or any other equivalent form.

                 "Masada" means Masada Security, Inc., a Delaware corporation.

                 "Masada Stock" means (i) the Class B Common Stock of the Company, par value $.001, (ii) the Common Stock issued or issuable upon conversion of the Class B Common Stock and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Masada Stock, such shares shall cease to be Masada Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

                 "New Investors" has the meaning set forth in the preamble.

                 "Offer Amount" has the meaning set forth in paragraph 7(a).

                 "Offer Notice" has the meaning set forth in paragraph 3(b).

                 "Other Stockholders" has the meaning set forth in paragraph 9.

                 "Permitted Transferee" has the meaning set forth in paragraph 3(d).

                 "Permitted Transfer" has the meaning set forth in paragraph
3(d).

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Preemptive Purchasers" has the meaning set forth in paragraph 7(a).

                 "Preferred Stock" means the Company's Series A Preferred Stock and Series B Preferred Stock, par value $.001 per Share.

                 "Pro Rata Share" has the meaning set forth in paragraph
3(b)(ii).

                 "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                 "Purchase Agreement" means the Series B Preferred Stock Purchase Agreement dated July 11, 1995 among the Company, the New Investors and the Existing Investors.

                 "Qualified Public Offering" has the meaning set forth in the Purchase Agreement.

                 "Required Holders" has the meaning set forth in the Purchase Agreement.

                 "Sale of the Company" means the sale of the Company pursuant to which the acquiring party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $.001 per share.

                 "Series A Underlying Common Stock" has the meaning set forth in Section 11 of the Purchase Agreement.

                 "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $.001 per share.

                 "Series B Underlying Common Stock" has the meaning set forth in Section 11 of the Purchase Agreement.

                 "Shiver" has the meaning set forth in paragraph 8(a).

                 "Stockholder Shares" means (i) any Common Stock, Preferred Stock or other equity securities purchased or otherwise acquired by any Stockholder, (ii) any options, warrants or other rights to acquire equity securities, including any convertible debentures and (iii) any direct or indirect interest in any of the above. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or
(y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                 "Stockholders" has the meaning set forth in the preamble.

                 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

                 "Transfer" has the meaning set forth in paragraph 3(a).

                 "Two Vote Directors" means the directors holding the "Two Vote Director" seats as defined in Article Eight of the Certificate of Incorporation.

                 "Unaffiliated Director" means a person who is not (i) a shareholder, officer, or employee of the Company or any of its subsidiaries,
(ii) a shareholder, director, officer or employee of Masada or any of its subsidiaries, or (iii) a director, officer, employee, partner or other affiliate of any investor in Masada, the Company or any of their respective subsidiaries (other than a person who would not be deemed an Unaffiliated Director solely because he or she holds less than 1% of the Company's Common Stock on a fully-diluted basis).

                 "Underlying Common Stock" has the meaning set forth in the Purchase Agreement.

                 11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the Required Holders, respectively; provided that (a) no modification, amendment or waiver of any provision contained in paragraph 1 hereof (or any definition used or contained therein) disproportionately and adversely affecting the rights of any Electing Group under such paragraph 1 shall be valid unless holders of a majority of the Common Stock Equivalent Shares held by such Electing Group have approved such modification, amendment or waiver in writing; (b) no modification, amendment or waiver of any provision contained in paragraph 7 hereof (or any definition used or contained therein) disproportionately and adversely affecting the rights of the holders of one class or series of the Company's equity securities under such paragraph 7 shall be valid unless holders of a majority of such class or series of securities have approved such modification, amendment or waiver in writing; and (c) no modification, amendment or waiver of any provision contained in paragraph 8 hereof (or any definition used or contained therein) disproportionately and adversely affecting Shiver shall be valid unless Shiver has approved such modification, amendment or waiver in writing. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                 12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                 14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

                 15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                 16. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Stockholders may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                 17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Notices Schedule attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                                  Centennial Security, Inc.
                                  332 Main Street
                                  Madison, New Jersey  07940
                                  Attention:  Shiver

                 18. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                 19. Descriptive Headings. The descriptive headings and captions of this Agreement and the Schedules attached hereto are inserted for convenience only and do not constitute a part of this Agreement.

                             *      *      *      *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           CENTENNIAL SECURITY, INC.

                                           By  /s/ Robert J. Shiver
                                             ------------------------------

                                           Its President
                                              -----------------------------

                                           CENTENNIAL FUND IV, L.P.

                                           By: Centennial Holdings IV, L.P.,
                                               its General Partner

                                           By
                                              /s/ David C. Hull, Jr.
                                            -------------------------------

                                           Its General Partner
                                              -----------------------------


                                           CHEMICAL VENTURE CAPITAL ASSOCIATES

                                           By:  Chemical Venture Partners
                                           Its:  General Partner

                                                  By: Stephen P. Murray
                                                     -------------------------
                                                   Its: G.P.
                                                       -----------------------

                                           HANCOCK VENTURE PARTNERS IV--
                                             DIRECT FUND, L.P.

                                           By: Back Bay Partners XII L.P.

                                           By: Hancock Venture Partners, Inc.

                                           By: /s/ William A. Johnston
                                               -------------------------------
                                               authorized officer


                                           LARIMER & CO.

                                           By  /s/ David C. Hull, Jr.
                                             ------------------------------

                                           Its Exec. Vice President
                                              -----------------------------


[SIGNATURE PAGE CONTINUED]

                                         MASADA SECURITY, INC.

                                         By
                                            /s/ David P. Tomick
                                           -----------------------------

                                         Its  Vice President
                                            ----------------------------


                                         /s/ Catherine M. Merigold
                                         -------------------------------
                                         Catherine M. Merigold

                                         /s/ Stephen Schoree
                                         -------------------------------
                                         Stephen Schovee

                                         /s/ Robert S. Shiver
                                         -------------------------------
                                         Robert J. Shiver